UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 11, 2014

MyGo Games Holding Co.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-55080 (Commission File Number)	27-1070374 (IRS Employer Identification No.)

12708 Riata Vista Circle, Suite B-140
Austin, TX 78727
(Address of principal executive offices) (Zip Code)

(832) 900-9366
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On September 11, 2014, the Corporation filed Cause No. D-1-GN-14-003406 – MyGo Games Holding, Co. and My Go Games, LLC, v. Daniel Hammett and Daniel Miller – in the District Court of Travis County, Texas, 98th Judicial District (the “Litigation”).  The Litigation arose from the previously disclosed investigation of possible breaches of the Corporation’s Code of Business and Ethical Conduct by Mr. Hammett, a former director and officer of the Registrant, and Mr. Miller, a current director (who has been asked to resign) and former officer of the Registrant.  The Registrant continues to investigate the possible breaches of the Registrant’s Code of Business and Ethical Conduct by Mr. Hammett and Mr. Miller and may amend its pleadings, during or at the completion of its investigation. Mr. Hammett disputes that he has resigned as a director of the Corporation or that proper corporate action has been taken to remove him from his executive offices of the Corporation.  Mr. Miller disputes that proper corporate actions has been taken to remove him from his executive officers of the Corporation. Both Mr. Hammett and Mr. Miller dispute that they committed any violations of the Corporation’s Code of Business and Ethical Conduct.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 25, 2014

MyGo Games Holding Co.

By:   /s/ Paul Watson
          Paul Watson
          President & Chief Financial Officer